Exhibit 99.1


    Pope Resources Reports Fourth Quarter Earnings of $7.8 Million


    POULSBO, Wash.--(BUSINESS WIRE)--Feb. 1, 2007--Pope Resources (Nasdaq:POPEZ) reported net income of $7.8 million, or $1.63 per diluted ownership unit, on revenues of $16.5 million for the quarter ended December 31, 2006. This compares to net income of $0.9 million, or 18 cents per diluted ownership unit, on revenues of $8.9 million for the quarter ended December 31, 2005.

    Net income for the year ended December 31, 2006, totaled $24.9 million, or $5.23 per diluted ownership unit, on revenues of $66.3 million. For the corresponding period in 2005, net income totaled $13.7 million, or $2.88 per diluted ownership unit, on revenues of $57.0 million.

    Earnings before interest, income tax, depreciation, depletion, and amortization (EBITDDA) for the quarter ended December 31, 2006, were $8.5 million, compared to $2.9 million for the fourth quarter of 2005. For the year ended December 31, 2006, EBITDDA was $33.2 million, compared to $28.4 million in 2005.

    "We enjoyed record results in 2006, thanks to a series of major real estate sales that closed following years of effort and planning," said David L. Nunes, President and CEO. "Over 52% of our profit and 27% of revenue for 2006 resulted from the sale of two real estate parcels, a 200-acre residential land sale in Bremerton and the sale of a 17-acre commercial property in Gig Harbor."

    Fourth quarter 2006 results for our Fee Timber segment were very modest, with operating income of $0.8 million, representing half the corresponding 2005 level of $1.6 million; however, this was expected as we front-loaded over 90% of our annual harvest volume during the first three quarters of 2006. Average realized log prices in the current quarter were $619 per thousand board feet (MBF), up 12% from the corresponding quarter in 2005, while log volumes decreased from 8 million board feet (MMBF) in 2005 to 4 MMBF in 2006. On a year-to-date basis, average realized log prices increased 6%, rising from $576 per MBF in 2005 to $611 per MBF in 2006. Total harvest volume decreased from 74 MMBF in 2005 to 55 MMBF in 2006, based on a planned reduction following the completion of harvest volume coming from two acquisitions made in 2004.

    Notwithstanding this 27% drop in harvest volume, Fee Timber operating income declined by only 11%, from $16.3 million in 2005 to $14.6 million in 2006, as a result of the increase in log price realizations and because the 2005 segment results were burdened by higher than usual depletion costs associated with a separate depletion pool from one of the aforementioned 2004 acquisitions. Nearly 23% of our 2005 log sales volume and 13% of our 2006 log sales volume related to harvests from a late-2004 timberland purchase where we created a discrete depletion pool because this property was stocked primarily with merchantable timber.

    For the fourth quarter, our Real Estate segment generated operating income of $7.9 million on revenues of $13.0 million, compared to a $0.1 million loss for the fourth quarter of 2005 on revenues of $1.1 million. A majority of the revenue and operating income during the fourth quarter of 2006 related to the $12 million sale of a 200-acre residential parcel in Bremerton, Washington; however, a portion of this revenue recognition was deferred to 2007 pending our completion of certain land improvements. As a result, $10.7 million of this sale was recognized as revenue in the fourth quarter of 2006, contributing $7.7 million of the quarter's operating income. Full year 2006 results for the Real Estate segment reflect operating income of $13.9 million on revenues of $27.3 million, compared to $1.3 million of operating income on revenues of $4.8 million for 2005. The full-year improvement in segment results is driven by the Bremerton residential property sale together with two closings from our Harbor Hill project in Gig Harbor, Washington, an 11-acre business park transaction and the aforementioned 17-acre commercial property transaction.

    Fourth quarter operating results for our Timberland Management & Consulting segment declined from $1.5 million in 2005 to a $100,000 loss in 2006. For the full year, this segment posted operating income of $1.3 million, compared to $3.5 million for 2005. The decline in operating income from this segment is the result of fewer assets under management as well as lower property disposition fees earned in 2006.

    The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

    About Pope Resources

    Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 430,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

    This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; our ability to discover and accurately to estimate liabilities associated with our properties; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

    Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be an important measure of operating profitability, particularly when comparing results between different timber-owning companies because there are varying methods of calculating depletion expense under GAAP. With different issuers employing various calculation methodologies, disclosure of EBITDDA can make it easier for the reader to make meaningful comparisons between the operating results and cash-generating capabilities of different timber companies.


            Pope Resources, A Delaware Limited Partnership
                              Unaudited

                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (all amounts in $000's, except per
                                             unit amounts)

                                Three months ended Twelve months ended
                                   December 31,       December 31,
                                   2006     2005     2006      2005

Revenues                         $16,533  $ 8,907  $ 66,250  $ 57,006
Costs and expenses:
  Cost of sales                   (4,716)  (2,751)  (25,753)  (24,596)
  Operating expenses              (4,235)  (4,264)  (14,592)  (14,931)
                                --------- -------- --------- ---------
Operating income                   7,582    1,892    25,905    17,479
  Interest, net                       16     (539)     (625)   (2,477)
                                --------- -------- --------- ---------
Income before income taxes and
 minority interest                 7,598    1,353    25,280    15,002
Income tax provision                  14     (435)     (439)     (997)
                                --------- -------- --------- ---------
Income before minority interest    7,612      918    24,841    14,005
  Minority interest                  181      (46)       69      (321)
                                --------- -------- --------- ---------
Net income                       $ 7,793  $   872  $ 24,910  $ 13,684
                                ========= ======== ========= =========

Average units outstanding -
 Basic                             4,647    4,621     4,642     4,607
                                ========= ======== ========= =========
Average units outstanding -
 Diluted                           4,778    4,773     4,762     4,751
                                ========= ======== ========= =========

Basic net income per unit        $  1.68  $  0.19  $   5.37  $   2.97
                                ========= ======== ========= =========
Diluted net income per unit      $  1.63  $  0.18  $   5.23  $   2.88
                                ========= ======== ========= =========


                                              CONSOLIDATED BALANCE
                                                      SHEETS
                                             (all amounts in $000's)

                                                      December 31,
                                                     2006      2005
                                                   --------- ---------
Assets:
  Cash                                             $  7,194  $  3,362
  Short term investments                             25,000    15,000
  Other current assets                                8,917     5,769
  Roads and timber                                   97,883    53,019
  Properties and equipment                           39,253    28,543
  Other assets                                        2,035       665
                                                   --------- ---------
    Total                                          $180,282  $106,358
                                                   ========= =========
Liabilities and partners' capital:
  Current liabilities                              $ 14,775  $  7,454
  Long-term debt, excluding current portion          30,866    32,281
  Other long-term liabilities                        47,036       218
                                                   --------- ---------
  Total liabilities                                  92,677    39,953
  Partners' capital                                  87,605    66,405
                                                   --------- ---------
    Total                                          $180,282  $106,358
                                                   ========= =========


            RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                       (all amounts in $000's)

                                Three months ended Twelve months ended
                                   December 31,       December 31,
                                    2006    2005       2006     2005

Net income                         $7,793  $  872    $24,910  $13,684
Added back:
 Interest, net                        (16)    539        625    2,477
 Depletion                            522     922      6,492   10,611
 Depreciation and amortization        178     159        712      641
 Income tax expense                   (14)    435        439      997
                                ---------- ------- ---------- --------
EBITDDA                            $8,463  $2,927    $33,178  $28,410
                                ========== ======= ========== ========


       RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                       (all amounts in $000's)

                                Three months ended Twelve months ended
                                   December 31,       December 31,
                                   2006     2005       2006     2005

Cash from operations             $15,148  $ 6,656    $43,571  $28,909
Added back:
  Change in working capital        3,889        -      5,324        -
  Interest                             -      539        625    2,477
  Deferred revenue                     -        -          -      614
  Minority interest                  143        -         31        -
  Deferred taxes                       -      435          -        -
  Income tax provision                 -        -        439      997
Less:
  Change in working capital            -   (4,456)         -   (4,075)
  Interest                           (16)       -          -        -
  Deferred revenue                (7,502)     (81)    (8,533)       -
  Cost of land sold               (2,981)     (90)    (7,818)    (434)
  Deferred taxes                     (27)       -        (16)       -
  Equity based compensation         (177)     (76)      (444)     (76)
  Income tax provision               (14)       -          -        -
  Other                                -        -         (1)      (2)
                                --------- -------- ---------- --------
EBITDDA                          $ 8,463  $ 2,927    $33,178  $28,410
                                ========= ======== ========== ========


                                         SEGMENT INFORMATION
                                       (all amounts in $000's)

                                Three months ended Twelve months ended
                                   December 31,       December 31,
                                   2006     2005       2006     2005

Revenues:
  Fee Timber                     $ 2,973  $ 5,194    $35,260  $44,424
  Timberland Management &
   Consulting (TM&C)                 524    2,641      3,670    7,764
  Real Estate                     13,036    1,072     27,320    4,818
                                --------- -------- ---------- --------
    Total                         16,533    8,907     66,250   57,006
EBITDDA:
  Fee Timber                       1,247    2,544     21,004   27,034
  TM&C                               (46)   1,508      1,262    3,637
  Real Estate                      8,274      (10)    14,511    1,448
  General & administrative        (1,012)  (1,115)    (3,599)  (3,709)
                                --------- -------- ---------- --------
    Total                          8,463    2,927     33,178   28,410
Depreciation, depletion and
 amortization:
  Fee Timber                         318      950      6,266   10,714
  TM&C                                19       23         73       97
  Real Estate                        325       43        647      178
  General & administrative            38       65        218      263
                                --------- -------- ---------- --------
    Total                            700    1,081      7,204   11,252
Operating income/(loss):
  Fee Timber                         783    1,594     14,592   16,320
  TM&C                              (100)   1,485      1,266    3,540
  Real Estate                      7,949      (53)    13,864    1,270
  General & administrative        (1,050)  (1,134)    (3,817)  (3,651)
                                --------- -------- ---------- --------
    Total                        $ 7,582  $ 1,892    $25,905  $17,479
                                ========= ======== ========== ========


                                         SELECTED STATISTICS

                               Three months ended  Twelve months ended
                               31-Dec-06 31-Dec-05 31-Dec-06 31-Dec-05
Log sale volumes (thousand
 board feet):
 Sawlogs
  Douglas-fir                     2,046     4,923    38,954    43,720
  Whitewood                         172     1,170     3,800    11,007
  Cedar                             301       229     1,075     4,447
  Hardwood                          421       699     3,591     5,143
 Pulp
  All species                       763     1,319     7,113     9,928
                               --------- --------- --------- ---------
  Total                           3,703     8,340    54,533    74,245
                               ========= ========= ========= =========

Average price realizations
 (per thousand board feet):
 Sawlogs
  Douglas-fir                       621       653       669       644
  Whitewood                         419       446       445       472
  Cedar                           1,183       908     1,093       942
  Hardwood                          815       544       681       605
 Pulp
  All species                       328       225       268       213
  Overall                           619       554       611       576

Owned timber acres              114,000   117,000   114,000   117,000
Acres under management          316,000   439,000   316,000   439,000
Capital expenditures ($000's)  $  3,177     4,132  $ 10,508     6,756
Depletion ($000's)                  522       922     6,492    10,611
Depreciation ($000's)               178       159       712       641
Debt to total capitalization         27%       34%       27%       34%


                                  QUARTER TO QUARTER COMPARISONS
                             (Amounts in $000's except per unit data)

                             Q4 2006 vs. Q4 2005   Q4 2006 vs. Q3 2006

                                     Total                Total

Net income:
 4th Quarter 2006                   $      7,793         $      7,793
 3rd Quarter 2006                                               8,279
 4th Quarter 2005                            872
                              -------------------   ------------------
    Variance                        $      6,921         $       (486)

Detail of earnings variance:
Fee Timber
 Log price realizations (A)         $        241         $        (15)
 Log volumes (B)                          (2,569)              (5,261)
 Depletion                                   667                  803
 Production costs                            823                1,588
 Other Fee Timber                             28                  106
Timberland Management &
 Consulting
 Management fee changes                     (624)                  46
 Disposition fee changes                  (1,388)                   -
 Other Timberland Mgmnt &
  Consulting                                 427                 (179)
Real Estate
 Environmental remediation
  liability                                  (56)                 (32)
 Land sales                                9,106                2,838
 Other Real Estate                        (1,049)                (525)
General & administrative
 costs                                        84                 (189)
Interest expense                             391                  115
Other (taxes, minority int.,
 interest inc.)                              840                  219
                              -------------------   ------------------
Total change in earnings            $      6,921         $       (486)
                              ===================   ==================


(A) Price variance calculated by extending the change in average realized price by current period volume.

(B) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.


    CONTACT: Pope Resources
             Tom Ringo, VP & CFO, 360-697-6626
             Fax: 360-697-1156